                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement         [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       RAMCO-GERSHENSON PROPERTIES TRUST
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                       RAMCO-GERSHENSON PROPERTIES TRUST
                     27600 NORTHWESTERN HIGHWAY, SUITE 200
                           SOUTHFIELD, MICHIGAN 48034

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust (the "Trust") on Wednesday, June 9, 1999 at 10:00 a.m. at the Ritz Carlton Hotel, Fairlane Plaza, 300 Town Center Drive, Dearborn, Michigan. Your Board of Trustees and management look forward to greeting personally those Shareholders who are able to attend.

     The meeting has been called for the following purposes: (1) to elect three Trustees for three-year terms expiring in 2002; and (2) to approve an increase in the number of the Trust's Common Shares with respect to which stock options may be granted under the Trust's 1996 Share Option Plan from 855,054 Common Shares in the aggregate to a number equal to 9 percent of the total number of issued and outstanding Common Shares of the Trust from time to time (on a fully diluted basis assuming the exchange of all OP Units and Series A Preferred Shares for Common Shares), which number would equal approximately 1,095,000 Common Shares as of April 30, 1999. The nominees for election as Trustees listed in the enclosed proxy materials are presently Trustees of the Trust.

     Your Board of Trustees supports these proposals and believes that they are in the best interests of the Trust and of the Shareholders. Your Board of Trustees recommends a vote "FOR" each of the proposals. The accompanying Proxy Statement contains additional information and should be reviewed carefully by Shareholders. A copy of the Trust's Annual Report for 1998 is also enclosed.

     It is important that your shares be represented and voted at the meeting, whether or not you plan to attend. Please sign, date and mail the enclosed proxy card at your earliest convenience.

     Your continued interest and participation in the affairs of the Trust are greatly appreciated.

                                  Sincerely,
                                  /s/ Joel D. Gershenson
                                  Joel D. Gershenson
                                  Chairman

April 30, 1999

                       RAMCO-GERSHENSON PROPERTIES TRUST

                 NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 9, 1999
                            ------------------------

To the Shareholders of Ramco-Gershenson Properties Trust:

     Notice is hereby given that the 1999 Annual Meeting of Shareholders of Ramco-Gershenson Properties Trust (the "Trust") will be held at the Ritz Carlton Hotel, Fairlane Plaza, 300 Town Center Drive, Dearborn, Michigan on June 9, 1999 at 10:00 a.m., for the following purposes:

        (1) To elect three (3) Trustees for terms to expire in 2002;

        (2) To approve an increase in the number of the Trust's Common Shares with respect to which stock options may be granted under the Trust's 1996 Share Option Plan from 855,054 Common Shares in the aggregate to a number equal to 9 percent of the total number of issued and outstanding Common Shares of the Trust from time to time (on a fully diluted basis assuming the exchange of all OP Units and Series A Preferred Shares for Common Shares), which number would equal 1,095,000 Common Shares as of April 30, 1999; and

        (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Trustees has fixed the close of business on April 14, 1999 as the record date for the determination of Shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. A list of Shareholders entitled to vote at the meeting will be available for examination by any Shareholder, for any purpose germane to such meeting, during ordinary business hours during the 10 days prior to the meeting date, at the offices of the Trust, 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

                                        By Order of the Board of Trustees
                                        /s/ Richard D. Gershenson
                                        Richard D. Gershenson
                                        Executive Vice President and Secretary

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS CAN HELP THE TRUST AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE BUSINESS OF THE MEETING TO BE ACTED UPON BY THE SHAREHOLDERS CANNOT BE TRANSACTED UNLESS AT LEAST A MAJORITY OF THE OUTSTANDING VOTING SHARES OF THE TRUST IS REPRESENTED AT THE MEETING.

                       RAMCO-GERSHENSON PROPERTIES TRUST
                     27600 NORTHWESTERN HIGHWAY, SUITE 200
                           SOUTHFIELD, MICHIGAN 48034
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                                  INTRODUCTION
GENERAL

     The accompanying form of proxy is solicited on behalf of the Board of Trustees of Ramco-Gershenson Properties Trust (the "Trust") for use at the Annual Meeting of Shareholders of the Trust (the "Meeting") to be held at the Ritz Carlton Hotel, Fairlane Plaza, 300 Town Center Drive, Dearborn, Michigan on June 9, 1999. The Trust has first mailed these proxy materials on or about April 30, 1999, to holders (the "Shareholders") of common shares of beneficial interest, $.01 par value ("Common Shares"), and of Series A Convertible Preferred Shares, $.01 par value per share ("Series A Preferred Shares", and together with the Common Shares, "Voting Shares"). The Trust's executive offices are located at 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034 (telephone: (248) 350-9900). Shareholders of record at the close of business on April 14, 1999 (the "Record Date") will be entitled to vote at the Meeting.

     Proxies in the accompanying form which are properly executed and duly returned to the Trust and not revoked will be voted as specified and, if no direction is made, will be voted FOR the election of each of management's three nominees for re-election as Trustees and FOR approval of an increase in the number of Common Shares with respect to which stock options may be granted under the terms of the Trust's 1996 Share Option Plan. Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving notice to the Trust of its revocation. A Shareholder who attends the Meeting in person may, if such Shareholder wishes, vote by ballot at the Meeting, thereby cancelling any proxy previously given.

     As of the Record Date, 7,217,993 Common Shares of the Trust were outstanding and 1,400,000 Series A Preferred Shares of the Trust were outstanding. The Series A Preferred Shares are entitled to vote on all matters in which the holders of Common Shares are entitled to vote on an "as converted" basis with the holders of Common Shares, as though all of such Series A Preferred Shares had been converted into Common Shares at the current conversion ratio of 10 Common Shares for each 7 Series A Preferred Shares held. Accordingly, the holders of Series A Preferred Shares are entitled to vote as if they held an aggregate of 2,000,000 Common Shares, amounting to a combined total of 9,217,993 Voting Shares outstanding for purposes of voting at the Meeting. Each Common Share is entitled to one vote, and each Series A Preferred Share is entitled to approximately 1.43 votes on all matters that may come before the Meeting.

                            I. ELECTION OF TRUSTEES

     At the Meeting, three Trustees comprising the Class II Trustees are to be elected for three-year terms expiring in 2002. It is intended that votes will be cast pursuant to proxies received from Shareholders of the Trust FOR the nominees listed hereinafter, all of whom are presently Trustees of the Trust, unless contrary instructions are received.

     If for any reason any of the nominees becomes unavailable for election, the proxies solicited will be voted for such nominees as are selected by management. Management has no reason to believe that any of the nominees will not be available or will not serve if elected. The election of each Trustee will be decided by a plurality of the Voting Shares present and entitled to vote at the Meeting.

     Set forth in the following table is certain information with respect to each nominee nominated to serve as a Class II Trustee for a term to expire in 2002 and certain information relating to the Class III Trustees and Class I Trustees, whose terms expire in 2000 and 2001, respectively.

                                                                                          YEAR FIRST
      NAME OF TRUSTEE/                                                                     BECAME A
    NOMINEE FOR ELECTION      AGE                   PRINCIPAL OCCUPATION                  TRUSTEE(1)
    --------------------      ---                   --------------------                  ----------
                    CLASS II: NOMINEES FOR ELECTION FOR TERMS TO EXPIRE IN 2002

Selwyn Isakow                 47    Founder and President of the Oxford Investment           1996
                                    Group, Inc., a private investment and development
                                    group investing in manufacturing, financial services
                                    and selected other companies, since 1985. Mr. Isakow
                                    also serves on the Board of Directors of Champion
                                    Enterprises, Inc., and as Chairman of Bloomfield
                                    Bancorporation and Oxford Automotive, Inc.
Arthur H. Goldberg            57    President of Manhattan Associates, LLC, a merchant       1988
                                    and investment banking firm, since February 1994.
                                    Mr. Goldberg served as Chairman of Reich & Company,
                                    Inc. (formerly Vantage Securities, Inc.), a
                                    securities and investment brokerage firm, from
                                    February 1990 to December 1993. Mr. Goldberg serves
                                    on the Board of Trustees of Atlantic Realty Trust, a
                                    Maryland real estate investment trust ("Atlantic").
Mark K. Rosenfeld             53    Chairman of Wilherst Developers Inc., since July         1996
                                    1996. Mr. Rosenfeld served as Chairman of the Board
                                    from 1993 to 1996 and Chief Executive Officer from
                                    1992 to 1996 of Jacobson Stores Inc. ("Jacobson"), a
                                    retail fashion merchandiser, and as a director and
                                    member of the Executive Committee of the Board of
                                    Jacobson.

                                 CLASS III: TERM TO EXPIRE IN 2000
Stephen R. Blank              53    Senior Resident Fellow, Finance at The Urban Land        1988
                                    Institute since December 1998. Previously, Mr. Blank
                                    was a Managing Director of CIBC Oppenheimer Corp.
                                    from November 1993 to November 1998. Mr. Blank
                                    serves on the Board of Trustees of Atlantic. Mr.
                                    Blank also serves on the Board of Directors of
                                    Cavanaughs Hospitality Corporation.
Herbert Liechtung             69    Private investor. Formerly, Mr. Liechtung served as      1981
                                    the President of the Trust from 1988 to February
                                    1996. Mr. Liechtung serves on the Board of Trustees
                                    of Atlantic.

---------------
(1) Includes periods served as Trustee of the Trust's predecessors.

                                                                                          YEAR FIRST
      NAME OF TRUSTEE/                                                                     BECAME A
    NOMINEE FOR ELECTION      AGE                   PRINCIPAL OCCUPATION                  TRUSTEE(1)
    --------------------      ---                   --------------------                  ----------
Joel M. Pashcow               57    Chairman of the Board of Trustees of Atlantic since      1980
                                    May 1996. Prior to May 1996, Mr. Pashcow served as
                                    Chairman of the Trust from 1988.

                                  CLASS I: TERM TO EXPIRE IN 2001
Joel D. Gershenson            58    Chairman of the Trust since May 1996. Previously,        1996
                                    Mr. Joel Gershenson was President of
                                    Ramco-Gershenson, Inc. ("Ramco"), a property
                                    management and development company, from 1976 to
                                    1996. Prior to May 1996, Mr. Joel Gershenson spent
                                    15 years directing the Property Management/Asset
                                    Management Department of Ramco.
Dennis E. Gershenson          55    President and Chief Executive Officer of the Trust       1996
                                    since May 1996. Previously, Mr. Dennis Gershenson
                                    was Vice President -- Finance and Treasurer of Ramco
                                    from 1976 to 1996, and arranged all of the financing
                                    of Ramco's initial developments, expansions and
                                    acquisitions.
Robert A. Meister             58    Vice Chairman of Aon Risk Companies, Inc., an            1996
                                    insurance brokerage, risk consulting, reinsurance
                                    and employee benefits company, which is a subsidiary
                                    of Aon Corporation, since March 1991.

                                   -- OTHER EXECUTIVE OFFICERS --
Bruce A. Gershenson           50    Executive Vice President and Treasurer of the Trust
                                    since May 1996. Previously, Mr. Bruce Gershenson was
                                    Vice President -- Land Acquisitions and Sales of
                                    Ramco from 1972 to 1996.
Richard D. Gershenson         53    Executive Vice President and Secretary of the Trust
                                    since May 1996. Previously, Mr. Richard Gershenson
                                    was Vice President -- Development and Construction,
                                    and Secretary of Ramco from 1970 to 1996.
Richard J. Smith              48    Chief Financial Officer of the Trust since May 1996.
                                    Previously, Mr. Smith was Vice President of
                                    Financial Services of the Hahn Company from January
                                    1996 to May 1996. Previously, Mr. Smith was Chief
                                    Financial Officer and Treasurer of Glimcher Realty
                                    Trust from 1993 to 1996.
Michael A. Ward               56    Executive Vice President and Chief Operating Officer
                                    of the Trust since May 1996. Previously, Mr. Ward
                                    was Executive Vice President of Ramco from 1966 to
                                    1996.

---------------
(1) Includes periods served as Trustee of the Trust's predecessors.

OTHER INFORMATION ABOUT TRUSTEES AND EXECUTIVE OFFICERS

     Messrs. Joel Gershenson, Dennis Gershenson, Richard Gershenson and Bruce Gershenson are brothers.

     Set forth below is information as to the Common Shares beneficially owned as of April 14, 1999 by each of the Trustees, by each of the executive officers included in the Summary Compensation Table below and by all Trustees and executive officers as a group, based on information furnished by each Trustee and executive officer.

                      NAME OF TRUSTEE/                         SHARES OWNED         PERCENT OF
                     EXECUTIVE OFFICER                        BENEFICIALLY(1)         CLASS
                     -----------------                        ---------------       ----------
Stephen R. Blank............................................         5,374(2)            (3)
Herbert Liechtung...........................................        19,012(4)            (3)
Joel M. Pashcow.............................................       201,282(5)           2.8%
Joel D. Gershenson..........................................     2,146,051(6)          22.9%
Dennis E. Gershenson........................................     2,160,051(7)          23.1%
Robert A. Meister...........................................        24,125(8)            (3)
Selwyn Isakow...............................................         8,100(9)            (3)
Arthur H. Goldberg..........................................        57,975(10)           (3)
Mark K. Rosenfeld...........................................         8,200(11)           (3)
Bruce A. Gershenson.........................................     2,143,051(12)         22.9%
Richard D. Gershenson.......................................     2,141,951(13)         22.9%
Michael A. Ward.............................................     1,760,099(14)         19.6%
Richard J. Smith............................................        16,666(15)           (3)
All Trustees and Executive Officers as a Group (13
  persons)..................................................     2,604,685             27.4%

-------------------------
 (1) All shares are owned directly unless otherwise noted.

 (2) Includes 1,424 Common Shares owned by trusts for Mr. Blank's daughters and 550 Common Shares held in an IRA account for the benefit of Mr. Blank. Mr. Blank disclaims beneficial ownership of the Common Shares owned by the trusts for his daughters. Includes 3,000 Common Shares that Mr. Blank has the right to acquire within 60 days of April 14, 1999 pursuant to the Trust's 1997 Non-Employee Trustee Stock Option Plan.

 (3) Less than 1% of the class.

 (4) Includes 14,012 Common Shares held either in an IRA account for the benefit of Mr. Liechtung or in a retirement savings plan. Includes 3,000 Common Shares that Mr. Liechtung has the right to acquire within 60 days of April 14, 1999 pursuant to the Trust's 1997 Non-Employee Trustee Stock Option Plan.

 (5) Includes 30,781 Common Shares held either in an IRA account for the benefit of Mr. Pashcow or in a retirement savings plan and a pension and profit sharing account. Includes 3,000 Common Shares that Mr. Pashcow has the right to acquire within 60 days of April 14, 1999 pursuant to the Trust's 1997 Non-Employee Trustee Stock Option Plan. Also includes 95,325 Common Shares owned by an irrevocable trust for his daughter and by a foundation of which Mr. Pashcow is trustee (for each of which Mr. Pashcow has shared voting and investment powers.) Mr. Pashcow disclaims beneficial ownership of the Common Shares owned by the foundation and by the trust.

 (6) Includes 2,117,051 Common Shares that partnerships of which Mr. Joel Gershenson is a partner have the right to acquire upon the exchange of 2,117,051 units of interest ("OP Units") owned by such partnerships in Ramco-Gershenson Properties, L.P. (the "Operating Partnership") for such Common Shares pursuant to an Exchange Rights Agreement with the Trust (the "Exchange Rights Agreement") and 24,000 Common Shares that Mr. Joel Gershenson has the right to acquire within 60 days of April 14, 1999 pursuant to the Trust's 1996 Stock Option Plan. Includes 5,000 Common Shares owned by Mr. Joel Gershenson's wife. Mr. Joel Gershenson disclaims beneficial ownership of the Common Shares owned by his wife. The address of Mr. Joel Gershenson is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

 (7) Includes 2,117,051 Common Shares that partnerships of which Mr. Dennis Gershenson is a partner have the right to acquire upon the exchange of 2,117,051 OP Units owned by such partnerships for such Common Shares pursuant to the Exchange Rights Agreement and 24,000 Common Shares that Mr. Dennis Gershenson has the right to acquire within 60 days of April 14, 1999 pursuant to the Trust's 1996 Stock Option Plan. Includes 3,000 Common Shares owned by a charitable trust of which Mr. Dennis Gershenson is a trustee. Mr. Dennis Gershenson disclaims beneficial ownership of the Common Shares owned by the charitable trust. The address of Mr. Dennis Gershenson is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

 (8) Includes 3,000 Common Shares that Mr. Meister has the right to acquire within 60 days of April 14, 1999 pursuant to the Trust's 1997 Non-Employee Trustee Stock Option Plan. Includes 1,250 Common Shares held in an IRA account for the benefit of Mr. Meister. Includes 2,450 Common Shares owned by Mr. Meister's wife and 500 Common Shares owned by Mr. Meister's children. Mr. Meister disclaims beneficial ownership of the Common Shares owned by his wife and his children.

 (9) Includes 3,000 Common Shares that Mr. Isakow has the right to acquire within 60 days of April 14, 1999 pursuant to the Trust's 1997 Non-Employee Trustee Stock Option Plan. Includes 5,100 Common Shares owned by a revocable living trust. Mr. Isakow disclaims beneficial ownership of the Common Shares owned by the Trust.

(10) Includes 3,000 Common Shares that Mr. Goldberg has the right to acquire within 60 days of April 14, 1999 pursuant to the Trust's 1997 Non-Employee Stock Option Plan. Includes 39,125 Common Shares owned by Mr. Goldberg's wife, 3,750 Common Shares owned by trusts for his daughters and 6,100 Common Shares owned by a pension trust. Mr. Goldberg disclaims beneficial ownership of the Common Shares owned by his wife and by the trusts for his daughters.

(11) Includes 3,000 Common Shares that Mr. Rosenfeld has the right to acquire within 60 days of April 14, 1999 pursuant to the Trust's 1997 Non-Employee Trustee Stock Option Plan. Includes 700 Common Shares held in an IRA account for the benefit of Mr. Rosenfeld. Includes 1,500 Common Shares owned by Mr. Rosenfeld's wife. Mr. Rosenfeld disclaims beneficial ownership of the Common Shares owned by his wife.

(12) Includes 2,117,051 Common Shares that partnerships of which Mr. Bruce Gershenson is a partner have the right to acquire upon the exchange of 2,117,051 OP Units owned by such partnerships for such Common Shares pursuant to the Exchange Rights Agreement and 24,000 Common Shares that Mr. Bruce Gershenson has the right to acquire within 60 days of April 14, 1999 pursuant to the Trust's 1996 Stock Option Plan. The address of Mr. Bruce Gershenson is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

(13) Includes 2,117,051 Common Shares that partnerships of which Mr. Richard Gershenson is a partner have the right to acquire upon the exchange of 2,117,051 OP Units owned by such partnerships for such

     Common Shares pursuant to the Exchange Rights Agreement, 24,000 Common Shares that Mr. Richard Gershenson has the right to acquire within 60 days of April 14, 1999 pursuant to the Trust's 1996 Stock Option Plan and 900 Common Shares owned by trusts for his children. The address of Mr. Richard Gershenson is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

(14) Includes 1,736,099 Common Shares that partnerships of which Mr. Ward is a partner have the right to acquire upon the exchange of 1,736,099 OP Units owned by such partnerships for such Common Shares pursuant to the Exchange Rights Agreement and 24,000 Common Shares that Mr. Ward has the right to acquire within 60 days of April 14, 1999 pursuant to the Trust's 1996 Stock Option Plan. The address of Mr. Ward is 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

(15) Mr. Smith has the right to acquire 16,666 Common Shares within 60 days of April 14, 1999 pursuant to the Trust's 1996 Stock Option Plan.

                                   COMMITTEES

     The Trust has an Audit Committee which is presently comprised of Messrs. Blank (Chairman), Rosenfeld and Isakow. The Audit Committee's duties include the review and oversight of all transactions between the Trust and its Trustees, officers, holders of 5% or more of its Common Shares or any affiliates, periodic review of the Trust's financial statements and meetings with the Trust's independent auditors. The Audit Committee met twice during 1998.

     The Trust also has a Compensation Committee which is presently comprised of Messrs. Goldberg (Chairman), Blank, Isakow and Meister. The Compensation Committee's duties include reviewing all compensation arrangements of the Trust with its officers and employees and considering changes and/or additions to such compensation arrangements, including stock option, pension and profit-sharing plans. The Compensation Committee acts as administrator of the Trust's 1996 Share Option Plan. The Compensation Committee met three times during 1998.

     The Trust also has a Nominating Committee which is presently comprised of Messrs. Rosenfeld (Chairman), Liechtung and Isakow. The Nominating Committee considers the performance of incumbent Trustees and recommends to the Shareholders nominees for election as Trustees. The Nominating Committee will consider nominees for Trustees recommended by Shareholders. Such recommendations for the 2000 Annual Meeting of Shareholders should be submitted to the Chairman of the Board at 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034 by January 6, 2000. The Nominating Committee met once during 1998.

     The Trust also has an Executive Committee which is presently comprised of Messrs. Pashcow (Chairman), Dennis Gershenson and Joel Gershenson. The Executive Committee is permitted to exercise all of the powers and authority of the Board of Trustees, except as limited by applicable law and by the Trust's Bylaws. The Executive Committee met twice during 1998.

     During 1998, the Trust also had a Transition Committee which was comprised of Mr. Blank. The Transition Committee's duties included considering and resolving any issues which may arise in connection with the consummation of the acquisition by the Trust of substantially all of the shopping center and retail properties, as well as the management organization and personnel and business operations, of Ramco and its affiliates (the "Ramco Transaction"), and authorizing the execution of any documents or agreements related thereto. The Transition Committee met six times during 1998 and was dissolved in December 1998 by the Board of Trustees as all open issues with respect to the Ramco Transaction had been resolved.

     During the year ended December 31, 1998, the Board of Trustees held four meetings. All of the Trustees attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Trustees and (ii) the total number of meetings held by all committees on which such Trustee served.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     In addition to Messrs. Bruce Gershenson, Dennis Gershenson, Joel Gershenson, Richard Gershenson and Michael Ward (whose stock ownership is described under "Other Information about Trustees and Executive Officers"), as of April 14, 1999, the following persons were known by the Trust to be the beneficial owners of more than five percent of any class of the Trust's voting securities:

                                          NAME AND ADDRESS                AMOUNT AND NATURE         PERCENT
          TITLE OF CLASS                 OF BENEFICIAL OWNER          OF BENEFICIAL OWNERSHIP(1)    OF CLASS
          --------------                 -------------------          --------------------------    --------
Series A Preferred Shares          Morgan Stanley Dean Witter &         1,200,000 shares(2)           85.7%(3)
                                   Co.
Common Shares                      1585 Broadway                      1,721,785 shares(2),(4)         19.3%(5)
                                   New York, New York 10036
Series A Preferred Shares          Kimco Realty Corporation                200,000 shares             14.3%(3)
                                   3333 New Hyde Park Road                 owned directly
Common Shares                      Suite 100                             481,409 shares(6)             6.4%(5)
                                   New Hyde Park, New York                 owned directly
                                   11042
Common Shares                      Poff & Co. (Trustee for                 431,143 shares              6.0%(5)
                                   Policemen and Firemen                   owned directly
                                   Retirement System
                                   of the City of Detroit)
                                   c/o Comerica Bank, Inc.
                                   P.O. Box 1319
                                   Detroit, Michigan 48231
Common Shares                      Private Management Group, Inc.          403,550 shares              5.6%(5)
                                   20 Corporate Park, Suite 400            owned directly
                                   Irvine, California 92606
Common Shares                      Ohio PERS                               380,000 shares              5.3%(5)
                                   277 East Town Street                    owned directly
                                   Columbus, Ohio 43215

---------------
(1) Based upon a Schedule 13D, a Schedule 13D, a Schedule 13G, and a Schedule 13G filed with the Securities and Exchange Commission in November 1998 (Morgan Stanley Dean Witter & Co.), December 1989 (Poff & Co.), January 20, 1999 (Private Management Group, Inc.), and February 12, 1999 (Ohio PERS), respectively.

(2) As of April 14, 1999, Morgan Stanley Dean Witter & Co. ("MSDW"), a registered investment advisor, may be deemed to beneficially own 1,200,000 Series A Preferred Shares and 7,500 Common Shares, all of which are held in portfolios of clients advised by MSDW or its affiliates. In particular, Stichting Bedrijspensioenfonds Voor de Metaalnijverheid, Stichting Pensioenfunds ABP, MS Special Funds Pte Ltd, The Morgan Stanley Real Estate Special Situations Fund I, L.P., Morgan Stanley Real Estate Special Situations Investors, L.P. and Morgan Stanley Real Estate Special Situations Fund II, L.P. own an aggregate of 1,200,000 Series A Preferred Shares. Morgan Stanley Asset Management Inc. ("MSAM"), a registered investment advisor and an affiliate of MSDW, acted as an investment advisor with respect to the purchase of such Series A Preferred Shares and, pursuant to separate investment management agreements between MSAM and each of the foregoing investors, exercises sole voting and dispositive power with respect to such Series A Preferred Shares. The address of MSAM is 1585 Broadway, New York, New York 10036.

(3) Based on 1,400,000 Series A Preferred Shares outstanding as of April 14, 1999. The Series A Preferred Shares are entitled to vote on all matters on which holders of Common Shares are entitled to vote on an "as converted" basis with the holders of Common Shares. Each Series A Preferred Share is entitled to approximately 1.43 votes on all matters as to which holders of Common Shares are entitled to vote.

(4) Includes 1,714,285 Common Shares which are issuable upon conversion of 1,200,000 Series A Preferred Shares which MSDW may be deemed to beneficially own.

(5) Based on 7,217,993 Common Shares outstanding as of April 14, 1999.

(6) Includes 285,715 Common Shares which are issuable upon conversion of 200,000 Series A Preferred Shares owned by Kimco Realty Corporation.

                    MANAGEMENT COMPENSATION AND TRANSACTIONS

CASH COMPENSATION

     The following table sets forth information with respect to the cash compensation paid by the Trust for services rendered during the years ended December 31, 1998, 1997 and 1996 to Mr. Dennis Gershenson, the Trust's Chief Executive Officer for such fiscal years, and the five other most highly compensated executive officers of the Trust, whose total remuneration from the Trust exceeded $100,000 for the fiscal year ended December 31, 1998:

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL           LONG-TERM
                                                          COMPENSATION       COMPENSATION
                                                        -----------------    ------------     ALL OTHER
                                                        SALARY     BONUS                     COMPENSATION
        NAME AND PRINCIPAL POSITION             YEAR    ($)(1)      ($)        OPTIONS           ($)
        ---------------------------             ----    ------     -----       -------       ------------
Dennis E. Gershenson........................    1998    111,046    10,000       25,000         --
  Chief Executive Officer(2)                    1997    106,000        --           --         --
                                                1996     62,692        --       24,000         --
Joel D. Gershenson..........................    1998    111,046    10,000       25,000         --
  Chairman of the Board(2)                      1997    106,000        --           --         --
                                                1996     62,692        --       24,000         --
Richard J. Smith............................    1998    168,269    25,000       25,000         --
  Chief Financial Officer (2)                   1997    150,000    25,000           --         --
                                                1996     92,308    16,667       25,000         --
Bruce A. Gershenson.........................    1998    111,046    10,000       25,000         --
  Executive Vice President                      1997    106,000        --           --         --
  and Treasurer(2)                              1996     62,692        --       24,000         --
Richard D. Gershenson.......................    1998    111,046    10,000       25,000         --
  Executive Vice President                      1997    106,000        --           --         --
  and Secretary(2)                              1996     62,692        --       24,000         --
Michael A. Ward.............................    1998    111,046    10,000       25,000         --
  Executive Vice President and                  1997    106,000        --           --         --
  Chief Operating Officer(2)                    1996     62,692        --       24,000         --

---------------
(1) Includes car allowances paid to Messrs. Dennis Gershenson, Joel Gershenson, Bruce Gershenson, Richard Gershenson and Michael Ward.

(2) Such person became an officer of the Trust in May 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table set forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1998 to each of the executive officers of the Trust named in the Summary Compensation Table above:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                             POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                          VALUE AT ASSUMED
                                 -------------------------------------------------------    ANNUAL RATES OF STOCK
                                                PERCENTAGE OF                               PRICE APPRECIATION AT
                                                TOTAL OPTIONS                                  END OF TEN-YEAR
                                                 GRANTED TO      PER SHARE                       OPTION TERM
                                   OPTIONS      EMPLOYEES IN     EXERCISE     EXPIRATION    ----------------------
             NAME                GRANTED(1)      FISCAL YEAR       PRICE         DATE          5%           10%
             ----                ----------     -------------    ---------    ----------       --           ---
Dennis E. Gershenson...........    25,000           10.9%         $16.375      9/16/08      $257,454     $652,438
Joel D. Gershenson.............    25,000           10.9%         $16.375      9/16/08      $257,454     $652,438
Richard J. Smith...............    25,000           10.9%         $16.375      9/16/08      $257,454     $652,438
Bruce A. Gershenson............    25,000           10.9%         $16.375      9/16/08      $257,454     $652,438
Richard D. Gershenson..........    25,000           10.9%         $16.375      9/16/08      $257,454     $654,438
Michael A. Ward................    25,000           10.9%         $16.375      9/16/08      $257,454     $654,438

---------------
(1) Options granted in fiscal 1998 are exercisable in three equal annual installments commencing on September 16, 1999.

EMPLOYMENT AGREEMENTS

     The Trust is party to employment agreements (collectively, the "Ramco Principals' Employment Agreements") with each of Messrs. Bruce Gershenson, Dennis Gershenson, Joel Gershenson, Richard Gershenson and Michael Ward (collectively, the "Ramco Principals"). The Ramco Principals' Employment Agreements each have an initial period of three years commencing on May 10, 1996, subject to automatic one year extensions thereafter, provided the Board of Trustees has considered the extension of such term not more that 90 days nor less than 30 days prior to the expiration of the term. The employment agreement for each of the Ramco Principals was automatically extended for one year to May 9, 2000. Pursuant to such agreements each Ramco Principal receives an annual base salary of $100,000 and such other fringe benefits and perquisites (including, without limitation, medical, dental, disability and life insurance and participation in employee benefits plans) as are generally made available to management employees of the Trust. During September 1998, the Compensation Committee of the Board of Trustees considered the results of a comprehensive executive compensation plan developed by FPL Associates, an executive compensation consulting firm. Pursuant to recommendations made by FPL Associates, the Compensation Committee approved an increase in base salary to $165,000 for each of the Ramco Principals effective January 1, 1999. In addition to base salary, the Ramco Principals receive annual performance-based compensation as determined by the Compensation Committee. Each Ramco Principals' Employment Agreement provides that such bonus shall not, for each year of such agreement, be less than the following: (i) if Funds From Operations (as defined below) per share, on an annualized basis, for the year for which the bonus is to be paid, increases by less than 5% from the Funds From Operations per share for the previous year, then 0%; (ii) if Funds From Operations per share, on an annualized basis, for the year for which the bonus is to be paid, increases by at least 5% but less than 7% from the Funds From Operations per share for the previous year, then 15% of the executive's base salary for the year for which the bonus is to be paid; (iii) if Funds From Operations per share, on an annualized basis, for the year for which the bonus is to be paid, increases by at least 7% but less than 10% from the Funds From Operations per share for the previous year, then 22.5% of the executive's base salary for the year for which the bonus is to be paid; (iv) if Funds From Operations per share, on an annualized basis, for the year for which the bonus is to be paid, increases by at least 10% but less than 15% from Funds From Operations per share for the previous year, then 30% of the executive's base salary for the year for which the bonus is to be paid; and (v) if Funds From Operations per share, on an annualized basis, for the year for which the bonus is to be paid, increases by 15% or more from Funds From Operations per share for the previous year, then 50% of the executive's base salary for the year for which the bonus is to be paid. For purposes of the Ramco Principals' Employment Agreements, "Funds From Operations" means net income (computed in accordance with generally accepted United States accounting principles), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation of real property, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds From Operations on the same basis. In addition, pursuant to the 1996 Share Option Plan (the "1996 Plan"), each of the Ramco Principals was granted options to purchase 24,000 shares of the Trust (that vest in equal installments over three years), at an exercise price equal to $16.00 per share. The Ramco Principals' Employment Agreements also provide for certain severance payments in the event of death or disability.

     Each of the Ramco Principals' Employment Agreements provides that if the Ramco Principal is terminated without cause or he terminates his employment for "good reason" (as defined below), such executive officer will be entitled to receive a severance payment equal to the greater of (i) the aggregate of all compensation due to such executive officer during the balance of the term of the employment agreement and (ii) 2.99 times the "base amount" (as defined in the Internal Revenue Code of 1986, as amended) or, after the second anniversary of the date of such agreement, 1.99 times and, for the duration of the term, those fringe benefits provided for under such agreement. "Good reason" includes diminution in authority, change of location, fewer than two Ramco Principals serving as members of the Board of Trustees or the Ramco Principals constitute less than 20% of the members of the Board, and a "change of control." A change of control will occur if any person or group of commonly controlled persons other than the Ramco Principals or their affiliates owns or controls, directly or indirectly, more than 25% of the voting control or value of the capital stock (or securities convertible or exchangeable therefor) of the Trust.

     The Ramco Principals' Employment Agreements provide that the Ramco Principals will conduct all of their real estate ownership, acquisition, management and development activities (other than certain limited activities relating to their existing fast food franchise and other businesses and activities relating to certain excluded assets) through the Trust. In connection therewith, the Ramco Principals have agreed to offer real estate opportunities of which they become aware (other than opportunities relating to certain excluded assets) to the Trust.

     The Ramco Principals' Employment Agreements also provide that the Trust will indemnify each Ramco Principal to the fullest extent permitted by law, and will advance to such executive officer all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

     The Trust is also party to a three year employment agreement (the "Smith Employment Agreement") dated April 15, 1996 with Richard J. Smith, the Trust's Chief Financial Officer. Pursuant to the Smith Employment Agreement, Mr. Smith received a base salary for 1996 equal to an annual rate of $150,000, plus a bonus of $25,000, prorated for the number of weeks that Mr. Smith was employed during 1996. For subsequent calendar years, the Smith Employment Agreement provides that Mr. Smith will receive a base salary and bonus as will be determined from time to time by the Trust's Board of Trustees, in its sole discretion; provided, that in no event will Mr. Smith's base salary be less than $150,000 on an annualized basis nor will his base salary plus bonus be less than $175,000 on an annualized basis. Pursuant to recommendations made by FPL Associates, the Compensation Committee approved an increase in base salary to $190,000 for Mr. Smith effective January 1, 1999. Pursuant to the Smith Employment Agreement, Mr. Smith was also granted an option to purchase 25,000 Common Shares, vesting in equal installments over a three year period commencing on the date of grant of such option, at a purchase price equal to the closing price of the Common Shares on the New York Stock Exchange on the date of grant of such option. The Smith Employment Agreement also provides that if Mr. Smith is terminated by the Trust prior to the expiration of the term of such agreement and within 12 months after a "change of control," Mr. Smith will be entitled to receive as termination pay (i) the pro rata portion of his then current salary through the date of termination, (ii) an additional amount equal to one year's salary at the rate in effect on the date of termination, (iii) an amount equal to the most recent bonus paid to Mr. Smith prior to his termination and (iv) a continuation of all fringe benefits for a period of one year following such termination. In addition, upon a "change of control," any stock options or other plan benefits, if any, remaining unvested will immediately vest. The Smith Employment Agreement uses a "change of control" definition similar to that used by the Ramco Principals' Employment Contracts as described above.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Trustees (the "Committee") is responsible for administering the Trust's senior management compensation program. The Committee is composed entirely of independent Trustees who are not employees of the Trust; the individual members are listed below. None of these individuals has any interlocking or other relationships with the Trust that would call into question their independence as Committee members.

     Except as otherwise described below, the Committee has general review authority over compensation levels of, and sets the compensation of, all corporate officers and key management personnel of the Trust. The Committee also administers employee benefit and incentive compensation programs, and considers and recommends to the Board new benefit programs.

     Pursuant to adopted rules designed to enhance disclosure of companies' policies toward executive compensation, set forth below is a report of the Committee addressing the Trust's compensation policies for 1998 as they affected the Trust's current Chief Executive Officer and President, Dennis Gershenson, and its other senior executives, Joel Gershenson, Chairman of the Board, Richard Smith, Chief Financial Officer, Bruce Gershenson, Executive Vice President and Treasurer, Richard Gershenson, Executive Vice President and Secretary and Michael Ward, Executive Vice President and Chief Operating Officer, respectively, of the Trust.

     The compensation of each of Messrs. Dennis Gershenson, Joel Gershenson, Bruce Gershenson, Richard Gershenson, Michael Ward and Richard Smith was set pursuant to three year employment agreements between each such individual and the Trust. These agreements contained provisions for, among other things, calculating the base salary paid to such executive officers, as well as (in the case of the Ramco Principals) formulae used to determine bonus payments to such individuals.

     With respect to the Ramco Principals, their respective employment agreements provided for base salaries which the Compensation Committee believes are substantially below current market rates. Although such agreements also contain provisions which provide bonuses based on the improvement of the Trust's Funds

From Operations from one fiscal year to the next, the Compensation Committee believes that the Ramco Principals' ownership of OP Units (which are convertible into Common Shares) provide significant incentive to improve the Trust's operating results and enhance share value.

     The compensation package offered by the Trust to its other senior executives is intended to enable the Trust to attract, motivate and retain qualified senior management, taking into account both annual and long-term performance goals of the Trust and recognizing individual initiative and achievements. Executive compensation generally consists of base salary and annual bonus, as well as a combination of benefit programs.

     The Compensation Committee engaged the services of FPL Associates, an executive compensation consulting firm, to assess the overall competitiveness of the Trust's compensation program as it relates to the Trust's executive officers, senior management and its Board of Trustees and to design a comprehensive executive compensation plan for the management team and the Board. Based on the results of such study, the Trust has implemented certain aspects of the program's recommendations for calendar years 1998 and 1999 and has retained FPL Associates to implement additional components of the study.

     The Committee has reviewed the Trust's compensation policies in light of the addition of Section 162(m) to the Internal Revenue Code, which generally limits deductions for compensation paid to certain executive officers to $1,000,000 per annum (although certain performance based compensation was not subject to that limit), and determined that the compensation levels of the Trust's executive officers were not at a level that would be affected by such amendments. The Committee intends to continue to review the application of
Section 162(m) to the Trust with respect to any future compensation programs considered by the Trust.

                                          MEMBERS OF THE COMPENSATION COMMITTEE

                                          ARTHUR H. GOLDBERG
                                          STEPHEN R. BLANK
                                          SELWYN ISAKOW
                                          ROBERT A. MEISTER

COMPENSATION OF TRUSTEES

     The independent Trustees each received $12,500 and 800 Common Shares purchased by the Trust at a cost of $15,396, in compensation for serving as a Trustee in 1998, plus reimbursement of travel expenses and other out-of-pocket disbursements incurred in connection with attending any meetings. Messrs. Joel Gershenson and Dennis Gershenson did not receive any compensation for their services as Trustees.

     The independent Trustees received individual grants of stock options under the 1997 Non-Employee Trustee Stock Option Plan which was approved by the Trust's shareholders on June 10, 1997. Each of the Trustees received a grant of 2,000 stock options on June 10, 1998 with an exercise price of $19.625. The options vest and become exercisable in installments on each of the first two anniversaries of the date of grant and expire ten years after the date of grant.

                       RAMCO-GERSHENSON PROPERTIES TRUST

        RELATIVE PERFORMANCE V. NAREIT MORTGAGE AND EQUITY REIT INDICES
                                AND THE S&P 500
             TOTAL RETURNS INCLUDING THE REINVESTMENT OF DIVIDENDS*

                                         EQUITY REIT INDEX     MORTGAGE REIT INDEX          S&P 500                  RPT
                                         -----------------     -------------------          -------                  ---
Dec -93                                        100.00                 100.00                 100.00                 100.00
                                               102.91                 104.41                 103.35                 102.13
                                               107.38                 100.68                 100.56                 105.43
                                               103.40                  92.86                  96.19                 102.13
                                               105.16                  93.07                  97.44                  92.25
                                               107.50                  91.97                  99.02                 110.90
                                               105.31                  89.26                  96.58                 114.26
                                               104.79                  91.27                  99.77                 117.62
                                               105.11                  93.57                 103.84                 119.77
                                               103.15                  88.80                 101.33                 119.77
                                                99.58                  84.03                 103.65                 112.92
                                                96.15                  79.12                  99.85                 115.11
Dec-94                                         103.17                  75.70                 101.31                 122.09
                                               100.92                  81.09                 103.94                 117.35
                                               103.41                  91.27                 107.97                 124.46
                                               103.00                  91.72                 111.17                 131.57
                                               102.97                  93.73                 114.41                 131.57
                                               107.35                 100.18                 118.92                 133.73
                                               109.05                 102.09                 121.72                 130.12
                                               110.93                 103.10                 125.77                 122.89
                                               112.26                 111.10                 126.11                 128.88
                                               114.19                 112.84                 131.40                 132.57
                                               111.74                 115.24                 130.94                 125.20
                                               112.76                 117.96                 136.70                 131.24
Dec-95                                         118.92                 123.70                 139.23                 138.74
                                               120.88                 130.61                 143.97                 144.95
                                               122.29                 125.38                 145.30                 141.14
                                               121.63                 131.69                 146.70                 144.95
                                               122.24                 129.48                 148.86                 143.58
                                               125.40                 137.93                 152.70                 126.12
                                               127.04                 143.26                 153.28                 120.30
                                               128.00                 146.13                 146.51                 123.42
                                               133.03                 153.90                 149.60                 129.35
                                               135.35                 158.59                 158.02                 133.30
                                               139.37                 168.94                 162.38                 133.63
                                               145.72                 176.14                 174.65                 135.65
Dec-96                                         160.86                 186.62                 171.19                 136.66
                                               162.66                 194.95                 181.89                 145.06
                                               162.33                 200.63                 183.31                 148.16
                                               161.98                 181.57                 175.78                 144.02
                                               157.52                 189.74                 186.28                 146.49
                                               162.16                 202.43                 197.62                 145.43
                                               170.04                 209.81                 206.47                 149.68
                                               175.29                 216.11                 222.90                 165.08
                                               174.87                 213.94                 210.42                 172.68
                                               190.13                 212.57                 221.94                 172.14
                                               184.99                 205.76                 214.53                 172.01
                                               188.99                 202.10                 224.46                 170.90
Dec-97                                         193.45                 193.76                 228.32                 174.78
                                               192.43                 202.28                 230.84                 181.29
                                               189.16                 197.95                 247.49                 188.08
                                               192.55                 199.34                 260.16                 184.69
                                               186.28                 195.96                 262.80                 195.98
                                               184.97                 190.37                 258.28                 181.53
                                               183.72                 192.32                 268.77                 175.75
                                               171.79                 187.20                 265.91                 173.78
                                               155.58                 148.54                 227.46                 157.23
                                               164.39                 167.33                 242.03                 154.86
                                               161.35                 143.32                 261.71                 152.30
                                               163.72                 158.11                 277.57                 146.84
Dec-98                                         159.59                 137.15                 293.57                 140.77

SOURCE: NAREIT

* In May 1996, the Trust spun off eight mortgage loans and two real properties to Atlantic Realty Trust, a newly formed real estate investment trust ("Atlantic"). Information with respect to the Trust after May 1996 reflects the continuing assets and operations of the Trust, and does not include the value of Atlantic's assets or shares.

INTERESTS OF CERTAIN PERSONS

     Ramco Transaction Matters

     In conjunction with the Ramco Transaction entered into in May 1996, certain contractual closing matters could not be concluded until a period of time after the closing date. These matters included the determination of the Jackson Crossing earnout, the reimbursement of development costs related to certain development properties, and the payment of net funds collected on behalf of the Ramco Group relating to receivables prior to the closing of the Ramco Transaction. Resolution of these contractual closing matters was delegated by the Board of Trustees to the Transition Committee. Based on the activities of the Transition Committee and its recommendations, the Board of Trustees approved the resolution of these matters as outlined below.

     In December 1998, the Company's Board of Trustees approved the issuance of an additional 238,965 OP Units as a result of the achievement of certain leasing objectives related to the Jackson Crossing earnout which was part of the Ramco Transaction. The OP Units were issued in accordance with the terms of the Ramco Transaction, had a value of approximately $3,823,000 and were issued to a partnership controlled by the Ramco Principals, each of whom are executive officers and/or Trustees of the Trust. For purposes of paying accrued distributions on these OP Units, the initial 200,000 OP Units were issued effective January 1, 1998 and the remaining 38,965 OP Units were issued effective July 1, 1998.

     In December 1998, the Company's Board of Trustees also approved the payment of $594,631 for the reimbursement of development costs related to certain development projects acquired as part of the Ramco Transaction. This amount was paid to entities controlled by the Ramco Principals in accordance with the terms of the Ramco Transaction.

     In December 1998, the Company's Board of Trustees approved the net payment of $776,305 for funds collected on behalf of the Ramco group relating to receivables for periods prior to the Ramco Transaction. These amounts were paid to entities controlled by the Ramco Principals in accordance with the terms of the Ramco Transaction.

     Other Matters

     Ramco, a subsidiary of the Trust which provides property management and leasing services to properties owned by the Operating Partnership and other affiliates of the Trust, as well as to other third party property owners, provides property management services to various entities and properties owned and/or controlled by the Ramco Principals, each of whom are executive officers and/or Trustees of the Trust. Management of the Trust believes that these services are provided on terms no less favorable than terms that could be obtained on an arm's length basis. During fiscal year ended December 31, 1998, Ramco charged an aggregate of approximately $963,000 in respect of such services to entities owned and/or controlled by the Ramco Principals.

     In addition to the services described in the preceding paragraph, personnel of Ramco provide accounting and other administrative services for entities owned and/or controlled by the Ramco Principals. The entities that receive such services reimburse Ramco for the payroll costs incurred by Ramco in providing such services. In the fiscal year ended December 31, 1998, entities owned and/or controlled by the Ramco Principals were charged an aggregate of approximately $88,000 by Ramco for such accounting and other administrative services.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Trust's officers and Trustees and persons who own more than ten percent of a registered class of the Trust's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Officers, Trustees and greater than ten percent Shareholders are required by regulation of the Commission to furnish the Trust with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Forms 5 were required for those persons, the Trust believes that, during the fiscal year ended December 31, 1998, Mr. Dennis Gershenson filed a Form 4 late covering three transactions which occurred during 1998 and Messrs. Blank, Goldberg, Isakow, Liechtung, Meister, Pashcow and Rosenfeld each filed a Form 5 late covering two transactions which occurred in 1997.

                 II. PROPOSAL TO INCREASE THE NUMBER OF COMMON
                SHARES UNDER THE TRUST'S 1996 SHARE OPTION PLAN

     The Board of Trustees believes that it would be in the best interests of the Trust and its Shareholders to increase the number of Common Shares that is available to be granted as options under the Trust's 1996 Share Option Plan (the "Share Option Plan") and, subject to shareholder approval, has approved an increase in the number of Common Shares available under the Share Option Plan to a number equal to 9 percent of the total number of issued and outstanding Common Shares of the Trust from time to time (on a fully diluted basis assuming the exchange of all OP Units and Series A Preferred Shares for Common Shares), which number would equal approximately 1,095,000 Common Shares as of April 30, 1999.

     As of April 14, 1999, there were 509,984 Common Shares subject to outstanding options under the Share Option Plan.

SHARE OPTION PLAN

     The Trust's Board of Trustees adopted the Share Option Plan in March 1996 and the Shareholders of the Trust approved the Share Option Plan at a special meeting of the Shareholders held on April 29, 1996. The Share Option Plan was adopted to encourage and enable officers and employees of the Trust and the officers and employees of the Operating Partnership, Ramco, and their respective subsidiaries to acquire a proprietary interest in the Trust. It was anticipated that providing such persons with a direct stake in the Trust's welfare would assure a closer identification of their interests with those of the Trust, thereby stimulating their efforts on the Trust's behalf and strengthening their desire to remain with the Trust, the Operating Partnership, Ramco or their subsidiaries.

     The Share Option Plan currently provides for a total of 855,054 Common Shares which are reserved for issuance under the Share Option Plan. The options granted under the Share Option Plan are "nonqualified stock options" which are not intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Share Option Plan is administered by all of the members of the Compensation Committee of the Board of Trustees who are Independent Trustees (as defined in the Share Option Plan). The Compensation Committee has the power and authority to grant awards of stock options consistent with the terms of the Share Option Plan, including the power and authority to select the officers and employees to whom stock options are awarded, to determine the time of the grants of stock options and the vesting period of such grants, the number of Common Shares covered by each grant and other terms and conditions applicable to each grant.

     The Board of Trustees may amend or discontinue the Share Option Plan at any time for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect rights under any outstanding award without the holder's consent. To the extent required by the Securities Exchange Act of 1934, as amended (the "Act"), and the Code to ensure that options granted under the Share Option Plan are exempt under Rule 16b-3 promulgated under the Act and can qualify as performance-related compensation for purposes of Section 162(m) of the Code, amendments to the Share Option Plan are subject to approval of the Trust's Shareholders.

APPROVAL OF THE PROPOSAL

     The approval by a majority of the votes cast by the holders of Voting Shares at the Meeting and entitled to vote on the action is necessary for Shareholder approval of the proposed increase in the number of Common Shares under the Share Option Plan. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of Voting Shares present or represented by proxy in determining whether a quorum is present. In addition, pursuant to the Articles Supplementary to the Trust's Amended and Restated Declaration of Trust which set forth the terms of the Series A Preferred Shares, the approval of the holders of a majority of the Series A Preferred Shares, voting separately as a class, is necessary for approval of the proposed increase in the number of Common Shares under the Plan. The Board of Trustees does not intend to place the increase in the number of Common Shares covered by the Share Option Plan into effect unless the approval of the proposal is obtained at the Meeting and the necessary approval from the holders of Series A Preferred Shares is obtained.

     A FULL COPY OF THE SHARE OPTION PLAN, AS PROPOSED TO BE AMENDED TO EFFECT THE INCREASE IN THE NUMBER OF COMMON SHARES COVERED BY THE SHARE OPTION PLAN, MARKED TO SHOW THE PROPOSED CHANGES, IS ATTACHED AS EXHIBIT A TO THIS PROXY STATEMENT. THE FOREGOING DISCUSSION OF THE SHARE OPTION PLAN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL TEXT OF THE SHARE OPTION PLAN.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED INCREASE IN THE NUMBER OF COMMON SHARES UNDER THE SHARE OPTION PLAN.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP has been appointed as independent auditors for the Trust by the Trust's Board of Trustees to examine and report on financial statements for the fiscal year ending December 31, 1999. Deloitte & Touche LLP audited and reported on the Trust's financial statements for the fiscal year ended December 31, 1998. Representatives of that firm are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions.

                            SHAREHOLDERS' PROPOSALS

     Any proposal by a Shareholder of the Trust intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Trust at its principal executive office not later than January 6, 2000 for inclusion in the Trust's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with other requirements of the proxy solicitation rules of the Commission.

     The Trust must receive notice of any proposal of Shareholders that are intended to be presented at the Trust's 2000 Annual Meeting of Shareholders, but that are not intended to be considered for inclusion in the Trust's proxy statement and proxy related to that meeting, no later than March 16, 2000 to be considered timely. Such proposals should be sent by certified mail, return receipt requested and addressed to Ramco-Gershenson Properties Trust, 27600 Northwestern Highway, Southfield, Michigan 48034, Attention: Investor Relations. If the Trust does not have any notice of the matter by that date, the Trust's form of proxy in connection with that meeting may confer discretionary authority to vote on the matter, and the person's named in the Trust's form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

     Trustees are elected by a plurality of the votes cast at the Annual Meeting. Only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the Shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

                           ANNUAL REPORT ON FORM 10-K

     UPON WRITTEN REQUEST BY ANY SHAREHOLDER ENTITLED TO VOTE AT THE MEETING, THE TRUST WILL FURNISH THAT PERSON WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. If a person requesting the report was not a Shareholder of record on April 14, 1999, the request must contain a good faith representation that the person making the request was a beneficial owner of Common Shares at the close of business on such date. Requests should be addressed to Investor Relations, Ramco-Gershenson Properties Trust, 27600 Northwestern Highway, Suite 200, Southfield, Michigan 48034.

                   OTHER BUSINESS AND EXPENSE OF SOLICITATION

     Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters. Proxies are being solicited on behalf of the Board of Trustees by use of the mail. The cost of preparing this Proxy Statement and all other costs in connection with this solicitation of proxies for the Meeting is being borne by the Trust.

     Your cooperation in giving this matter your immediate attention and in returning your proxies promptly will be appreciated.

                                          By Order of the Board of Trustees
                                          /s/ Richard D. Gershenson
                                          Richard D. Gershenson, Secretary

April 30, 1999

                                   EXHIBIT A

                             1996 SHARE OPTION PLAN

                                       OF

                       RAMCO-GERSHENSON PROPERTIES TRUST

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

     The 1996 Share Option Plan of Ramco-Gershenson Properties Trust (the "Plan") was adopted to encourage and enable the officers and employees of Ramco-Gershenson Properties Trust, formerly known as RPS Realty Trust, a Maryland real estate investment trust (the "Company"), and the officers and employees of Ramco-Gershenson Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), Ramco-Gershenson, Inc., a Michigan corporation (the "Management Company"), and their respective Subsidiaries (as hereinafter defined) upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     "Act" means the Securities Exchange Act of 1934, as amended.

     "Award" or "Awards" means Share Options.

     "Board" means the Board of Trustees of the Company.

     "Cause" (a) if an Employee is not subject to a written employment agreement with any Employer, means the occurrence of one or more of the following: (i) an Employee is convicted of, pleads guilty to, or confesses to any felony or any act of fraud, misappropriation or embezzlement which has an immediate and materially adverse effect on an Employer, as determined by the Board in good faith in its sole discretion, (ii) an Employee engages in a fraudulent act to the material damage or prejudice of an Employer or in conduct or activities materially damaging to the property, business or reputation of an Employer, all as determined by the Board in good faith in its sole discretion, (iii) any material act or omission by an Employee involving malfeasance or negligence in the performance of the Employee's duties to an Employer to the material detriment of an Employer, as determined by the Board in good faith in its sole discretion, which has not been corrected by the Employee within 30 days after written notice of any such act or omission, (iv) failure by an Employee to comply in any material respect with any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been corrected by the Employee within 30 days after written notice of such failure, or (v) material breach by an Employee of his noncompetition agreement with an Employer, if any, as determined by the Board in good faith in its sole discretion or (b) if an Employee is subject to a written employment agreement with any Employer, has the meaning set forth in such employment agreement.

     "Change of Control" (a) if an Employee is not subject to a written employment agreement with any Employer, shall have the meaning set forth in
Section 9 hereof or (b) if any Employee is subject to a written employment agreement with any Employer, has the meaning set forth in such employment agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "Committee" means the Committee of the Board referred to in Section 2 hereof.

     "Common Share" means the common shares of beneficial interest, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3 hereof.

     "Company Subsidiary" means any corporation, partnership or other entity (other than the Company) in an unbroken chain beginning with the Company if all of them, in the aggregate, other than the last one in the unbroken chain, then own stock or other interests possessing 50 percent or more of the total combined economic interests or the total combined voting power of all classes of stock or other interests in each of the others in such chain; provided, however, that "Company Subsidiary" shall not include the Operating Partnership, the Management Company or any of their Subsidiaries.

     "Declaration of Trust" means the Amended and Restated Declaration of Trust of the Company dated October 2, 1997, as amended and supplemented.

     "Disability" (a) if an Employee is not subject to a written employment agreement with any Employer, shall mean an Employee's inability to perform his normal required services for the Employer for a period of six consecutive months by reason of the Employee's mental or physical disability, as determined by the Committee in good faith in its sole discretion or (b) if an Employee is subject to a written employment agreement with any Employer, has the meaning set forth in such employment agreement.

     "Disinterested Person" means an Independent Trustee who qualifies as such under Rule 16b-3 (c) (2) (i) promulgated under the Act, or any successor definition under the Act.

     "Effective Date" has the meaning set forth in Section 11 hereof.

     "Employee" means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of an Employer.

     "Employer" means, as the context may require, the Company, the Operating Partnership, the Management Company and their respective Subsidiaries.

     "Fair Market Value" on any given date means the last reported sale price at which Common Shares are traded on such date or, if no Common Shares are traded on such date, the most recent date on which Common Shares were traded, as reflected on the New York Stock Exchange or, if applicable, any other national stock exchange on which the Common Shares are traded. If the Common Shares are not listed on any national exchange, the Committee will determine the Fair Market Value.

     "Independent Trustee" means a member of the Board who is not also an Employee of the Trust and who is otherwise a Disinterested Person.

     "Management Company Subsidiary" means any corporation, partnership or other entity (other than the Management Company) in an unbroken chain beginning with the Management Company if all of them, in the aggregate, other than the last one in the unbroken chain, then own stock or other interests possessing 80 percent or more of the total combined economic interests or the total combined voting power of all classes of stock or other interests in each of the others in such chain.

     "OP Units" means units of limited partnership interest of Ramco-Gershenson Properties, L.P., a Delaware limited partnership.

     "Operating Partnership Subsidiary" means any corporation, partnership or other entity (other than the Operating Partnership) in an unbroken chain beginning with the Operating Partnership if all of them, in the aggregate, other than the last one in the unbroken chain, then own stock or other interests possessing 50 percent or more of the total combined economic interests or the total combined voting power of all classes of stock or other interests in each of the others in such chain.

     "Option" or "Share Option" means any option to purchase Common Shares granted pursuant to Section 5 hereof.

     "Predecessor Entities" means Resources Pension Shares 1, Resources Pension Shares 2, Resources Pension Shares 3, Integrated Resources Pension Shares 4, a California limited partnership, Resources Pension Advisory Corp., and/or any of its affiliates, and Ramco-Gershenson, Inc., a Michigan corporation.

     "Ramco-Transaction" means the transaction to be effectuated by the Company, the Operating Partnership and Ramco-Gershenson, Inc. and its affiliates pursuant to the Amended and Restated Master Agreement dated as of December 27, 1995 (as amended, the "Master Agreement").

     "Retirement" means an Employee's Termination of Employment after attainment of age 55 and completion of 15 years of continuous service to the Company and/or any other Employer and/or any Predecessor Entity as a Trustee or Employee.

     "Series A Preferred Shares" means the Series A Convertible Preferred Shares of Beneficial Interest, $.01 par value par value per share, of the Company.

     "Share Ownership Limit" means the restrictions contained in the Company's Declaration of Trust provided that, subject to certain exceptions, no individual shareholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8 percent of the aggregate number or value of the Company's outstanding common shares of beneficial interest.

     "Subsidiary" means a Company Subsidiary, an Operating Partnership Subsidiary or a Management Company Subsidiary.

     "Termination of Employment" means, subject to Section 7, the time when the employee-employer relationship between the Employer and an Employee is terminated for any reason or, if Employee is covered by an employment agreement, the time such employment agreement expires by its terms (provided such Employee does not continue to serve the Employer as an Employee); provided, however, that, if an Employer ceases to qualify as such under the Plan as a result of a sale of shares of beneficial interest or other interests or any similar event, a Termination of Employment of the Employees who were employed by such Employer immediately prior to such cessation shall be deemed to have occurred. Subject to the terms of any written employment agreement between an Employer and an Employee, the Committee, in its sole and absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not limited to, the question of whether a Termination of Employment resulted from Disability or for Cause, and, subject to Section 7 hereof, all questions of whether particular leaves of absence shall constitute Terminations of Employment.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS
           AND DETERMINE AWARDS

     (a) Committee. The Plan shall be administered by all of the members of the Compensation Committee of the Board who are Independent Trustees, or any other committee of not less than two Independent Trustees performing similar functions, as appointed by the Board from time to time. Each member of the Committee shall be a Disinterested Person and an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder to the extent applicable.

     (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

          (i) to select the officers and other Employees to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent to which, if any, Share Options are granted to any one or more participants;

          (iii) to determine the number of Common Shares to be covered by any Award;

          (iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

          (v) to accelerate the exercisability or vesting of all or any portion of any Award;

          (vi) subject to the provisions of Section 5(a)(iii), to extend the period in which Share Options may be exercised; and

          (vii) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3. SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

     (a) Shares Issuable. THE MAXIMUM NUMBER OF COMMON SHARES RESERVED AND AVAILABLE FOR ISSUANCE UNDER THE PLAN SHALL EQUAL 9 PERCENT OF THE TOTAL NUMBER OF ISSUED AND OUTSTANDING COMMON SHARES FROM TIME TO TIME (ON A FULLY DILUTED BASIS ASSUMING THE EXCHANGE OF ALL OP UNITS AND SERIES A PREFERRED SHARES FOR COMMON SHARES). For purposes of this limitation, the Common Shares underlying any Awards which are forfeited, cancelled, reacquired by the Company, satisfied without the issuance of Common Shares or otherwise terminated (other than by exercise) shall be added back to the Common Shares available for issuance under the Plan so long as the participants to whom such Awards had been previously granted received no benefits of ownership of the underlying Common Shares to which the Award related. Subject to such overall limitation and except for the Initial Grants, Common Shares in respect of Awards granted under the Plan may be issued up to such maximum number, provided, however, that no more than 50,000 Share Options (plus, if applicable, any Initial Grant for 1996) may be granted to any one individual during any calendar year. The Common Shares available for issuance under the Plan may be authorized but unissued Common Shares or Common Shares reacquired by the Company.

     (b) Dividends, Mergers, etc. In the event of a share dividend, share split or similar change in capitalization affecting the Common Shares, the Committee shall make appropriate adjustments in (i) the number and kind of Common Shares or securities on which Awards may thereafter be granted, (ii) the number and kind of Common Shares remaining subject to outstanding Awards, and
(iii) the option or purchase price in respect of such Common Shares.

     (c) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become Employees as a result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4. ELIGIBILITY

     Participants in the Plan will be the persons listed on Exhibit A and such full or part-time officers and other key Employees who are responsible for or contribute to the management, growth or profitability of the Company and the other Employers and who are selected from time to time by the Committee, in its sole discretion.

SECTION 5. SHARE OPTIONS

     Any Share Option granted under the Plan shall be in such form, and shall be evidenced by such written Option agreement, as the Committee may from time to time approve. Share Options granted under the Plan shall be non-qualified stock options and are not intended to qualify as "incentive stock options," as defined in Section 422 of the Code.

     (a) Share Options Granted to Employees. Upon the adoption of the Plan by the Board, and subject to Section 11, the Share Options set forth on Exhibit A hereto shall be granted (the "Initial Grants"). Thereafter, the Committee in its discretion may grant Share Options to eligible Employees of the Company or any other Employer.

     Share Options granted to Employees pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (i) Exercise Price. The exercise price per share for the Common Shares covered by a Share Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant; provided that, the exercise price per share for the Common Shares covered by a Share Option granted as part of the Initial Grants shall be equal to the OPV (as defined in the Master Agreement) per Common Share.

          (ii) Grant of Discount Options in Lieu of Cash Bonus. If authorized by the Committee, upon the request of an eligible Employee and with the consent of the Committee, such Employee may elect each calendar year to receive a Share Option in lieu of a cash bonus to which he may become entitled during the following calendar year pursuant to any other plan of the Company or any other Employer, but only if such Employee makes an irrevocable election to waive receipt of all or a portion of such cash bonus. Such election shall be made on or before the date set by the Committee which date shall be no later than 15 days preceding January 1 of the calendar year in which the cash bonus would otherwise be paid. A Share Option shall be granted to each Employee who makes such an irrevocable election on the date the waived cash bonus would otherwise have been paid; provided, however, that with respect to an Employee who is subject to
     Section 16 of the Act, if such grant date is not at least six months and one day from the date of the election, the grant shall be delayed until the date which is six months and one day from the date of the election (or the next following business day, if such date is not a business day). The exercise price per share shall be determined by the Committee but shall not be less than 50% of the Fair Market Value of the Common Shares on the date the Share Option is granted. The number of Common Shares subject to the Share Option shall be determined by dividing the amount of the waived cash bonus by the difference between the Fair Market Value of the Common Shares on the date the Share Option is granted and the exercise price per Share Option. The Share Option shall be granted for a whole number of shares so determined; the value of any fractional share shall be paid in cash. An Employee may revoke his election under this Section 5 (a) (ii) on a prospective basis at any time; provided, however, that with respect to an Employee who is subject to Section 16 of the Act, such revocation shall only be effective six months and one day following the date of such revocation.

          (iii) Option Term. The term of each Share Option shall be fixed by the Committee at the time of grant but shall in no event be longer than 10 years from the date of grant; provided, however, the term of the Initial Grants shall be 10 years from the date the Ramco Transaction is consummated.

          (iv) Exercisability; Rights of a Stockholder. Share Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date; provided, however, that (A) Share Options granted as part of the Initial Grants shall become vested and exercisable in equal installments on each of the first, second and third anniversaries of the consummation of the Ramco Transaction and (B) Share Options granted in lieu of a cash bonus shall be exercisable immediately. The Committee may at any time accelerate the exercisability of all or any portion of any Share Option. An optionee shall have the rights of a stockholder only as to Common Shares acquired upon the exercise of a Share Option and not as to unexercised Share Options.

          (v) Method of Exercise.

     (A) Share Options may be exercised in whole or in part, by giving written notice of exercise to the Secretary of the Company (or its delegate), specifying the number of shares to be purchased and payment in full of the purchase price. A copy of such notice shall be delivered at the same time to the Operating Partnership if the optionee is an Employee of the Operating Partnership or an Operating Partnership Subsidiary, and to the Management Company if the optionee is an Employee of the Management Company or a Management Company Subsidiary. The delivery of certificates representing the Common Shares to be purchased pursuant to the exercise of a Share Option will be contingent upon receipt by the Company of the full purchase price for such Common Shares and the fulfillment of any other requirements contained in the Share Option agreement or applicable provisions of laws.

     (B) Payment of the purchase price may be made by one or more of the following methods:

             (1) In cash, by certified or bank check or other instrument acceptable to the Committee;

             (2) In the form of Common Shares that are not then subject to restrictions under any Employer plan and that have been held by the optionee for at least six months, if permitted by the Committee in its discretion. Such surrendered Common Shares shall be valued at Fair Market Value on the exercise date; or

             (3) By the optionee delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver cash or a check acceptable to the Committee to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

     Such payment of the purchase price shall be made to (x) the Secretary of the Company (or its delegate) with respect to an option of an Employee of the Company or a Company Subsidiary, (y) the Operating Partnership with respect to an option of an Employee of the Operating Partnership or an Operating Partnership Subsidiary, and (z) the Management Company with respect to an Option of an Employee of the Management Company or a Management Company Subsidiary.

     (C) If the Share Option being exercised is one granted to an Employee of the Company or a Company Subsidiary, the Company shall sell such Common Shares to the optionee in return for the purchase price paid to it by the optionee.

     (D) If the Share Option being exercised is one granted to an Employee of the Operating Partnership or an Operating Partnership Subsidiary, as soon as practicable after the Operating Partnership receives payment of the purchase price pursuant to Section 5(a)(v)(B):

             (1) the Company shall sell to the Operating Partnership and the Operating Partnership shall purchase the number of Common Shares for which such Option is being exercised for an aggregate purchase price equal to the product of (x) such number of Common Shares multiplied by
        (y) the Fair Market Value of a Common Share on the date of the exercise; and

             (2) The Operating Partnership shall sell such Common Shares to the optionee in return for the purchase price paid to it by the optionee.

     (E) If the Share Option being exercised is one granted to an Employee of the Management Company or a Management Company Subsidiary, as soon as practicable after the Management Company receives payment of the purchase price pursuant to Section 5(a)(v)(B):

             (1) the Company shall sell to the Management Company and the Management Company shall purchase the number of Common Shares for which such Option is being exercised for an aggregate purchase price equal to the product of (x) such number of Common Shares multiplied by (y) the Fair Market Value of a Common Share on the date of the exercise; and

             (2) the Management Company shall sell such Common Shares to the optionee in return for the purchase price paid to it by the optionee.

          (vi) Non-Transferability of Options. No Share Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Share Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may provide in an option agreement that the optionee may transfer, without consideration for the transfer, his Share Options to members of his immediate family (i.e., children, grandchildren, or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only parties.

          (vii) Termination of Employment by Reason of Death. Upon an optionee's Termination of Employment by reason of death, any Share Option held by him shall become fully exercisable and may thereafter be exercised (in whole or in part) by the legal representative or legatee of the optionee, for a period of one year (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the option, if earlier, at which time all rights of the optionee's legal representative or legatee in such Share Option shall terminate.

          (viii) Termination of Employment by Reason of Disability.

     (A) Any Share Option held by an optionee whose Termination of Employment is by reason of Disability shall become fully exercisable and may thereafter be exercised (in whole or in part), for a period of one year (or such longer period as the Committee shall specify at any time) from the date of such Termination of Employment, or until the expiration of the stated term of the Option, if earlier, at which time all of the optionee's rights in such Share Option shall terminate.

     (B) Except as otherwise provided by the Committee at the time of grant, the death of an optionee during a period provided in this Section 5(a)(viii) for the exercise of a Share Option shall extend such period for six additional months, subject to termination on the expiration of the stated term of the Option, if earlier.

          (ix) Termination of Employment by Reason of Retirement.

     (A) Any Share Option held by an optionee whose Termination of Employment is by reason of Retirement may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of five years (or such longer period as the Committee shall specify at any time) from the date of such termination of employment, or until the expiration of the stated term of the option, if earlier, at which time all of the optionee's rights in such Share Option shall terminate.

     (B) Except as otherwise provided by the Committee at the time of grant, the death of an optionee during a period provided in this Section 5(a)(ix) for the exercise of a Share Option shall extend such period for six additional months, subject to termination on the expiration of the stated term of the Option, if earlier.

          (x) Termination of Employment for Cause. If any optionee's Termination of Employment is for Cause, any Share Option held by such optionee, including any Share Option that is immediately exercisable at the time of such termination, shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Share Option can be exercised for a period of up to 30 days from the date of Termination of Employment or until the expiration of the stated term of the Option, if earlier.

          (xi) Other Termination of Employment. Unless otherwise determined by the Committee, and except as provided in any written employment agreement between the optionee and any Employer if an optionee's Termination of Employment is for any reason other than death, Disability, Retirement, or for Cause, any Share Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of Termination of Employment, for one year (or such other period as the Committee shall specify at any time) from the date of Termination of Employment or until the expiration of the stated term of the Option, if earlier, at which time all of the optionee's rights in such Share Option shall terminate.

          (xii) Form of Settlement. Common Shares issued upon exercise of a Share Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

     (b) Reload Options. At the discretion of the Committee, Options granted under Section 5(a) may include a so-called "reload" feature pursuant to which an optionee exercising an Option by the delivery of a number of Common Shares in accordance with Section 5(a)(v)(B)(2) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Common Shares on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of Common Shares equal to the number delivered to exercise the original option.

SECTION 6. TAX WITHHOLDING

     (a) Payment by Participant. The Company and any other Employer shall have the right to require that each optionee shall, no later than the date as of which the value of an Award received thereunder first becomes includible in the gross income of the optionee for Federal income tax purposes, pay to the Company or the Employer, or make arrangement satisfactory to the Company or the Employer regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and the other Employers shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) Payment in Common Shares. If withholding is required by the Company or any other Employer, an optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Employer to withhold from Common Shares to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Employer Common Shares owned by the optionee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any optionee who is subject to Section 16 of the Act, the following additional restrictions shall apply:

     (A) the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section 6(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of revenues of the Company and ending on the twelfth business day following such date, or (2) at least six months prior to the date as of which the receipt of such an Award first becomes a taxable event for Federal income tax purposes;

     (B) such election shall be irrevocable;

     (C) such election shall be subject to the consent or disapproval of the Committee; and

     (D) the Common Shares withheld to satisfy tax withholding must pertain to an Award which has been held by the optionee for at least six months from the date of grant of the Award.

SECTION 7. TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a Termination of Employment:

          (a) a transfer to the employment of another Employer, or

          (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Employer, if the Employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 8. AMENDMENTS AND TERMINATION

     The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. To the extent required by the Act to ensure that Options granted under the Plan are exempt under Rule 16b-3 promulgated under the Act and can qualify as performance-related compensation for purposes of Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company's shareholders.

SECTION 9. CHANGE OF CONTROL PROVISIONS

     Upon the occurrence of a Change of Control as defined in this Section 9:

          (a) Each outstanding Share Option shall automatically become fully exercisable notwithstanding any provision to the contrary herein. Unless provision is made in connection with the Change in Control for the assumption of Share Options theretofore granted, or the substitution of such Share Options with new options of the successor entity, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, each optionee who has not had a Termination of Employment holding an outstanding Share Option shall receive payment from the Company in an amount equal to the excess of the Fair Market Value per share as of the date the Change of Control occurred over the applicable exercise price multiplied by the number of Common Shares covered by the Share Option within 30 days after the occurrence of the Change of Control.

          (b) "Change of Control" shall mean the occurrence of any one of the following events:

             (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Trustees ("Voting Securities") or (B) the then outstanding Common Shares of the Company (in either such case other than as a result of acquisition of securities directly from the Company); or

             (ii) persons who, as of the Effective Date of the Plan, constitute the Company's Board of Trustees (the "Incumbent Trustees") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Trustees shall, for purposes of this Plan, be considered an Incumbent Trustee; or

             (iii) the shareholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any),
        (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Common Shares or other Voting Securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 40% or more of the Common Shares then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Common Shares or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

SECTION 10. GENERAL PROVISIONS

     (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Common Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No Common Shares shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Awards as it deems appropriate.

     (b) Ownership Restrictions.

     No Common Shares shall be issued pursuant to an Award if, in the sole and absolute discretion of the Committee, such issuance would likely result in any of the following:

          (i) The recipient's ownership of Common Shares being in violation of the Share Ownership Limit; or

          (ii) Income to the Company that could impair the Company's status as a real estate investment trust, within the meaning of Sections 856 through 860 of the Code.

     Notwithstanding any other provision of the Plan, no person shall have any rights under this Plan to acquire Common Shares which would otherwise be prohibited under the Company's Declaration of Trust.

     (c) Delivery of Stock Certificates. Delivery of share certificates to optionees under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the optionee, at the optionee's last known address on file with the Company.

     (d) Other Compensation Arrangement; No Employment Rights. Nothing contained in this Plan shall prevent the Board or any of the Employers from adopting other or additional compensation arrangements, including trusts, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any Employee any right to continued employment with the Company or any other Employer.

SECTION 11. EFFECTIVE DATE OF PLAN

     The Plan shall become effective upon (i) adoption by the Board, (ii) approval by the holders of a majority of the Common Shares of the Company present or represented and entitled to vote at a meeting of shareholders and
(iii) consummation of the Ramco Transaction (the "Effective Date").

SECTION 12. GOVERNING LAW

     This Plan shall be governed by Maryland law except to the extent such law is preempted by federal law.

                                   EXHIBIT A

EMPLOYEE                                                      OPTION GRANT
--------                                                      ------------
Dennis Gershenson...........................................     24,000
Bruce Gershenson............................................     24,000
Richard Gershenson..........................................     24,000
Joel Gershenson.............................................     24,000
Michael A. Ward.............................................     24,000

                      RAMCO-GERSHENSON PROPERTIES TRUST
                    27600 NORTHWESTERN HIGHWAY, SUITE 200
                          SOUTHFIELD, MICHIGAN 48034
                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                               ON JUNE 9, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES


        The undersigned hereby appoints BRUCE A. GERSHENSON and RICHARD D. GERSHENSON or either of them, each with full power of substitution, proxies of the undersigned to vote all Common Shares and Series A Convertible Preferred Shares of Ramco-Gershenson Properties Trust (the "Trust") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Trust to be held on the 9th day of June, 1999 at 10:00 a.m., at the Ritz Carlton Hotel, Fairlane Plaza, 300 Town Center Drive, Dearborn, Michigan and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. Said proxies are instructed to vote as follows:

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                       PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF SHAREHOLDERS
                      RAMCO-GERSHENSON PROPERTIES TRUST


                                JUNE 9, 1999


                                         /PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED/
------------------------------------------------------------------------------------------------------------------------------------
A [X]  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.


                                                     FOR               WITHHELD
1.      Election of                                  [  ]                [   ]        NOMINEES:  Selwyn Isakow
        Class II                                                                                 Arthur H. Goldberg
        Trustees.                                                                                Mark K. Rosenfeld

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

                                                                           FOR          AGAINST        ABSTAIN
2.      Proposal to increase the number of shares available                [  ]           [  ]           [  ]
        under the Trust's 1996 Share Option Plan.

3. In accordance with their judgment with respect to any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS
DIRECTED.  IF NO DIRECTION IS INDICATED, THIS PROXY WILL
BE VOTED FOR THE ELECTION OF THE THREE NOMINEES AND FOR
PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY
IN THE ENCLOSED ENVELOPE.


SIGNATURE(S)_____________________________________________________________________________  DATE _________________________, 1999
NOTE:  This Proxy must be signed exactly as your name appears.  Executor, administrator, trustee, partners, etc. should give full title as such.  If the signer is a corporation, please sign full corporation name as the authorized officer, who should state his title.

